Exhibit 99.3 Q3 2019 Earnings Call Presentation November 13, 2019

Forward-Looking Statements Forward-Looking Statements This presentation and our accompanying comments include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations, and intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on our current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward- looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 28, 2019 with the Securities and Exchange Commission (“SEC”) and in our other reports filed from time to time with the SEC. There may be other factors of which we are not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. We do not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with GAAP because management believes such measures are useful to investors. The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures. Reconciliation of non-GAAP financial measures are included in the supplemental slides in the Appendix of this presentation. Market & Industry Data This presentation includes industry and trade data, forecasts and information that was prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources available to the Company. Some data also are based on the Company’s good faith estimates, which are derived from management’s knowledge of the industry and from independent sources. These third-party publications and surveys generally state that the information included therein has been obtained from sources believed to be reliable, but that the publications and surveys can give no assurance as to the accuracy or completeness of such information. The Company has not independently verified any of the data from third-party sources nor has it ascertained the underlying economic assumptions on which such data are based. 2

Agenda . Business Highlights (Scott Sewell, President and CEO) – Third quarter 2019 financial highlights – Our significant accomplishments – Our significant market opportunities – Regulatory and legislative update . Financial Overview (Roger Shannon, CFO and Treasurer) – Third quarter 2019 financial review . Revenue, gross profit, net loss attributable to Charah Solutions, Inc., and Adjusted EBITDA comparison . Business segment performance . Cash flow update – Debt and leverage – 2019 guidance and 2020 outlook . Conclusion (Scott Sewell) . Appendix - Reconciliations 3

Business Highlights 4

Third Quarter 2019 Financial Highlights . Revenues decreased 35% to $121.1 million – Driven by: . (i) project completions within the remediation and compliance services component (includes completion of Brickhaven resulting from deemed termination); . (ii) a decrease in the revenue value of new projects won and awarded in 2018; and . (iii) reduced scope of nuclear outages services and fewer outages; – Partially offset by: . (i) net overall increase in revenue from byproduct sales; and . (ii) net overall increase in revenue from fossil services. . Gross profit and EBITDA decreased primarily due to completion of the Brickhaven project and the roll-off of other remediation and compliance services contracts, coupled with a decrease in the revenue value of new projects won and awarded in 2018 – Partially offset by increase in gross profit from byproduct sales – Net overall increase in gross profit from fossil services, partially offset by fewer nuclear outages and reduced scope of outages 5

Significant Accomplishments  $80 million Brickhaven termination payment received, consistent with previously communicated expectations  $385 million in new awards won YTD; and more than $300 million in verbal awards under discussion  Success rate in winning awards YTD higher than the year ago period (on a project revenue basis)  Multiple new contracts and contract extensions; expanding our customer base  Continued strong interest in MP618TM ash beneficiation technology  Material reduction in total debt consistent with prior guidance  Received additional awards and recognitions for our excellent safety performance Trending Toward Strongest Business Development Year on Record 6

Our Significant Market Opportunities



Environmental Solutions

1.5B tons → **$75B+**

of coal ash stored in 1,100+ ash ponds & landfills

Total estimated coal ash remediation opportunity

Remediation need accelerated by EPA-mandated coal plant closures

25M+ tons → **$1B+**

Estimated annual byproduct demand

Annual market for Byproduct Sales

Acquired technologies create additional market opportunities

Maintenance & Technical Services

$8B

Annual estimated spend on coal ash management (**$3B**) and nuclear outsourced maintenance and capital projects (**$5B**)

Aging Fleets

Increasing need for recurring maintenance services

Only 2-3 days

of on-site storage for coal ash is typical for coal power plants; in excess of 100M tons is generated annually

12-24 months

Frequency of nuclear power plant maintenance & refueling outages

Current Multi-Billion Dollar Market Opportunity is Largest in Company History

Charah Solutions

7

Source: Energy Information Administration, September / November 2017; American Coal Ash Association, 2016; U.S. Environmental Protection Agency (EPA), 2014; Management Estimates

Recent Regulatory/Legislative Developments July 29, 2019 – EPA released proposed amendments to 2015 CCR regulations - Proposes to replace pond size criteria with location-based criteria - Comment period underway; final ruling potentially by year-end July 30, 2019 – Governor of Illinois signed into law new ash pond closure rules - Requires Illinois EPA approval for pond closure, but criteria for cleaning ponds still follow existing EPA rules - Requires guaranteed financial assistance from owners or operators for closure October 28, 2019 – ALJ rules in favor of North Carolina DEQ in utility appeal of DEQ’s coal ash closure decisions - DEQ provided adequate notice to issuing the April 1, 2019 closure election decision - DEQ properly limited utility to filing a single closure plan for each coal ash impoundment November 4, 2019 – EPA proposes revisions to 2015 rule - Clay-lined surface impoundments now re-classified from “lined’ to “unlined” - Brings forward deadline for unlined or failing CCR units to stop receiving coal ash and initiate closure to Aug. 31, 2020 Regulatory and Policy Trends Still Driving Customer Needs for Remediation Solutions 8

Financial Overview 9

Third Quarter 2019 Financial Review Revenue, Gross Profit, Net Loss Attributable to Charah Solutions, and Adjusted EBITDA1 Comparison ($ in millions) . Revenue declined by 35% due to Q3 2019 vs. Q3 2018 project completions and delays in new work awards due to increased Net Loss Attributable to 1 project scope and complexity, Revenue Gross Profit Charah Solutions Adjusted EBITDA fewer nuclear outages, and reduced scope of nuclear outages in the period $186 . Gross profit decrease of 48%, primarily driven by project $121 completions, and to a lesser extent, by increased costs at one $27 $33 project site $14 . Net loss attributable to Charah $6 Solutions, Inc. improved 85% due to lower G&A expense and interest Q3 2018 Q3 2019 Q3 2018 Q3 2019 Q3 2018 Q3 2019 Q3 2018 Q3 2019 expense, net 14.4% 11.4% -$3 17.5% 4.6% . Year-over-year Adjusted EBITDA1 and Adjusted EBITDA margin1 Margin Comparison Margin Comparison down primarily due to impacts -$17 mentioned above 10 1. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure

Third Quarter 2019 Financial Review Business Segment Performance (GAAP as reported: $ in millions) Environmental Solutions Maintenance & Technical Services Revenue Gross Profit Revenue Gross Profit $104 $82 $20 $46 $75 $7 $7 $7 Q3 2018 Q3 2019 Q3 2018 Q3 2019 Q3 2018 Q3 2019 Q3 2018 Q3 2019 19.1% 14.8% 8.3% 9.4% 56% Revenue Decrease 9% Revenue Decrease . Revenue decrease driven by net impact of remediation contract . Revenue decrease driven by fewer outages and reduced scope, completions and delays in new work awards due to project scope partially offset by increased fossil services revenue and complexity, partially offset by increase in byproduct sales . Gross profit impacted by projects rolling off and project specific 11 issue at one remediation site

Third Quarter 2019 Financial Review Cash Flow Update ($ in millions) Cash flow from operations (pre-changes in $3.5 W/C) Positive change in working capital driven by reduction in costs in excess of billings (CIE) related to Brickhaven termination payment, reduced Change in W/C 70.1 inventories and increased payables, partially offset by increased Operating cash flow 73.6 receivables and reductions in an asset retirement obligation Capex Maintenance and growth (0.2) Capex lower than previous guidance primarily due to slower than anticipated rollout of technology initiatives and an increase in lease Technology (1.8) financing activity Free cash flow1 71.6 $80 million Brickhaven termination payment received during the quarter was applied to debt reduction 12 1. Free cash flow is a non-GAAP measure. Please refer to the supplemental slides in the Appendix for a reconciliation of free cash flow to the most directly comparable GAAP measure.

Debt & Leverage



- Liquidity of $40M as of 9/30:
  - Cash: $8M
  - Revolver[1]: $28M
  - DDTL[2]: $5M
- Received $80M Brickhaven termination payment in August/September 2019; proceeds applied to debt repayment
- Expect leverage ratio to rise in Q4 2019 and Q1 2020 (due to lower Adjusted EBITDA[4]) before declining thereafter

$ Millions	As of 12/31/2018	As of 9/30/2019
Cash and Cash Equivalents	$7	$8
$50 Revolver ($45 prior to refinance)	$20	$10
Equipment Financing and Other	$35	$37
Senior Secured Term Loan	$202	$155
Total Debt[3]	$257	$202
Net Debt[5]	$250	$194
LTM Adj. EBITDA[4]	$99	$35
Gross Leverage[5]	2.61x	5.77x
Net Leverage[5]	2.54x	5.54x

1. $50M capacity less $10M drawn less $12M used for letters of credit.
2. "DDTL" refers to our Delayed Draw Term Loan availability which was recently amended.
3. Total debt is shown before debt issuance costs.
4. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.
5. Net Debt, Gross Leverage and Net Leverage are non-GAAP measures. Net Debt is calculated as Total Debt less cash and cash equivalents. Gross leverage and net leverage are calculated as total debt to Adjusted EBITDA and net debt to Adjusted EBITDA, respectively. Please refer to the supplemental slides in the Appendix for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure

Charah Solutions

13

Revised 2019 Guidance ($ in millions) Previous 2019 Revised 2019 Guidance Range Guidance Range Revenue $510 - $560 $520 - $540 Net Income attributable to Charah Solutions ($27) – ($20) ($26) - ($24) Adjusted EBITDA1 $25 - $30 $25 - $27 . Narrowed the ranges of our previous guidance for 2019 to reflect increased visibility in the full year outcome 14 1. The forward-looking measure of 2019 Adjusted EBITDA is a non-GAAP financial measure that cannot be reconciled to net income as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward-looking measures.

Retained 2020 Outlook ($ in millions) Outlook Range Revenue $560 - $610 Net Income attributable to Charah Solutions $9 - $14 Adjusted EBITDA1 $45 - $50 . Revenue outlook substantially underpinned by existing business and new work awarded to date (full year impact in 2020) . Adj. EBITDA1 margin improvement in 2020 due to the completion of three remediation projects with previously identified issues in addition to other cost saving initiatives 1. The forward-looking measures of 2020 Adjusted EBITDA and 2020 Adjusted EBITDA margin are non-GAAP financial measures that cannot be reconciled to net 15 income as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward- looking measures.

Conclusion 16

Growth Potential and Drivers Expanding Pipeline Compelling Value Regulatory and Public of Opportunities Proposition to Policy Trends Driving Customers Customer Needs Commitment to An industry leader in ash reducing greenhouse 1.5B $75B+ excavation gas emissions for a tons Total estimated cleaner energy future coal ash of coal ash stored History of solving customers’ most remediation complex environmental challenges in 1,100+ ash opportunity ponds & landfills Exceptional quality, safety and Remediation need accelerated by coal plant compliance record closures Favorable market dynamics and regulatory trends Positive Response to Technology Initiatives 17 Source: Energy Information Administration, September / November 2017; American Coal Ash Association, 2016; U.S. Environmental Protection Agency (EPA), 2014; Management Estimates

APPENDIX 18

Non-GAAP Reconciliation Adjusted EBITDA and Adjusted EBITDA Margin 19

Non-GAAP Reconciliation Adjusted EBITDA for the Twelve Months Ended September 30, 2019 20

Non-GAAP Reconciliation Adjusted Net (Loss) Income and Adjusted (Loss) Income Per Basic/Diluted Share 21

Non-GAAP Reconciliation Free Cash Flow 22